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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to The 2004 Employee Share Purchase Plan of SkillSoft PLC for the registration of 2,500,000 ordinary shares, of our report dated March 29, 2004, with respect to the consolidated financial statements of SkillSoft PLC included in its Annual Report (Form 10-K) for the year ended January 31, 2004, filed with the Securities and Exchange Commission.



                                             /s/ Ernst & Young LLP

Boston, Massachusetts
September 8, 2004